_________________________________________________________________
____________








                            GTE CORPORATION

                                  AND

                         THE BANK OF NEW YORK,
                              as Trustee


                             _____________


                        SUPPLEMENTAL INDENTURE

                      Dated as of           , 199

                                  TO

                               INDENTURE

                      Dated as of October 1, 1995


                             _____________

                                %         Due








_________________________________________________________________
____________













     SUPPLEMENTAL INDENTURE, dated as of the      day of      ,
199 , between GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Corporation"), and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Indenture dated as of October 1, 1995 between the Corporation and the Trustee, as supplemented by
a      Supplemental Indenture dated as of         , 199
(hereinafter collectively referred to as the "Indenture").

     WHEREAS, the Corporation executed and delivered the Indenture to the Trustee to provide for the future issuance of its securities (the "Securities") in an unlimited amount, said
Securities to be issued from time to time in series as might be determined by the Corporation under the Indenture, and

     WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of a new
series of its Securities to be known as its      %           Due
(said series being hereinafter referred to as the "         "),
the form and substance of such           and the terms,
provisions and conditions thereof to be as set forth and provided in the Indenture as supplemented hereby; and

     WHEREAS, the Corporation desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture, and all requirements necessary to make
this       Supplemental Indenture a valid instrument, in
accordance with its terms, and to make the          , when
executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

     NOW, THEREFORE, in consideration of the purchase and
acceptance of the by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and
substance of the          and the terms, provisions and
conditions thereof, the Corporation covenants and agrees with the Trustee as follows:

                             ARTICLE ONE.

                        Terms And Conditions Of
                              %           Due

     SECTION l.0l.  There shall be and is hereby authorized a
series of Securities designated      %          Due     , limited
to the aggregate principal amount of $   ,000,000 (subject to
Section 2.07 of the Indenture),*** said Securities being sometimes
herein referred to as the     .  The           shall mature on
,      and shall be issued in the form of registered
           without coupons. (The             shall be in
denominations of




_________________

*** Substitute foreign currency if denominated in other than U.S.
dollars.




$l,000 or any multiples thereof.)*  (The             shall
be issued in the form of a Global Security denominated in an amount equal to the aggregate principal amount of the
 .  The Depository for the
     shall be              .)**  The             shall bear
interest until the principal thereof becomes due and payable at
the rate of      % per annum, payable semi-annually on
and         in each year, and any overdue principal and premium,
if any, and (to the extent that the payment of such interest is enforceable under applicable law) any overdue installment of interest thereon shall bear interest at the same rate per annum; the principal of, the premium, if any, and the interest on said shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Corporation in the Borough of Manhattan, The City and State of New York.

     The regular record date with respect to any Interest Payment
Date for the          shall mean the          or         , as the
case may be, next preceding such Interest Payment Date, whether
or not such          or        is a business day.

     In the event that any           is called for redemption and
the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest
Payment Date, interest on such           will be paid upon
presentation and surrender of such          as provided in
Section 3.03 of the Indenture.

     The Corporation may redeem (subject to the provisions of
Article Three of the Indenture) the           issued hereunder on
and after         ,      and before maturity, as a whole or from
time to time in part, at its option, at 100% of the principal amount to be redeemed, together with accrued interest to the date fixed for redemption.

     The           and the Trustee's Certificate to be endorsed
thereon are to be substantially in the following forms:

                      (FORM OF FACE OF          )

(Except as otherwise provided in Section 2.11 of the Indenture, this Global Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.)**








_______________

  *Insert the language that is in parentheses only if a Global
   Security is not used and the issue is denominated in U.S.
   dollars.
 **Insert the language that is in parentheses if a Global
   Security is used.





                                  -2-



     No.                                                     $


                            GTE CORPORATION

                               %           DUE


     GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Corporation"), for value received, hereby promises to pay to or registered assigns, the principal sum of
Dollars *** on
       ,     , and to pay interest on said principal sum from
,     or from the most recent interest payment date to which
interest has been paid or duly provided for, semi-annually on
and          in each year at the rate of      % per annum until
the principal hereof shall have become due and payable, and on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the
person in whose name this           (or one or more Predecessor
Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest
installment, which shall be the          or         , as the case
may be (whether or not a business day), next preceding such interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and
may be paid to the person in whose name this           (or one or
more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be
given to the registered holders of this series of       not less
than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the
requirements of any securities exchange on which the          may
be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and premium, if any, and the
interest on this         shall be payable at the office or agency
of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered holder at such
address as shall appear in the           register.

     This           shall not be entitled to any benefit under
the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.



______________

*** Substitute foreign currency if denominated in other than U.S.
dollars.





                                  -3-





     The provisions of this           are continued on the
reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be executed.



Dated _______________________


                                                 GTE CORPORATION




                                   By



                                                  Chairman


Attest:



____________________________
         Secretary


                (FORM OF CERTIFICATE OF AUTHENTICATION)

                     CERTIFICATE OF AUTHENTICATION


      This is one of the _________ of the series of Securities described in the within-mentioned Indenture.


The Bank of New York
  as Trustee




By

       Authorized Officer









                                  -4-
P:S-3:119



                     (FORM OF REVERSE OF          )


     This           is one of a duly authorized series of
Securities of the Corporation (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of October 1, 1995, duly executed and delivered between the Corporation and The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, Trustee (herein referred to as the "Trustee"), as supplemented by Supplemental Indenture dated
as of          ,     (said Indenture as so supplemented being
hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of is limited in aggregate principal amount to $___,000,000 (or the equivalent thereof in the case of foreign currencies or currency equivalents).

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of
the           may be declared, and upon such declaration shall
become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder
of this           (unless revoked as provided in the Indenture)
shall be conclusive and binding upon such holder and upon all
future holders and owners of this           and of any
issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this
 .

     No reference herein to the Indenture and no provision of
this           or of the Indenture shall alter or impair the
obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and
interest on this           at the time and place and at the rate
and in the money herein prescribed.

     The           are issuable as registered           without
coupons.  (The               shall be in denominations of $l,000
or any multiple of $l,000.)*  (The             are issuable in
the form of a Global Security denominated in an amount equal to the aggregate principal amount of the
           .  Subject to Section 2.11 of the Indenture,)**
may be exchanged, upon presentation thereof for the purpose, at the office or agency of the Corporation in the Borough of
Manhattan, The City of New York, for other           of
authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charges in relation thereto. (If
at any time the Depository for the               notifies the
Corporation that it is unwilling or unable to continue as
Depository for the              or if at any time the Depository
for the             shall no longer be registered or in good
standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor
Depository for the             is not appointed by the
Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be,
Section 2.11 of the Indenture shall no longer be applicable to
the           and the Corporation will execute, and the Trustee
will authenticate and deliver,           in  definitive
registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principle amount of
the Global Security representing such          , in exchange for
such Global Security.  In addition, the Corporation may at any
time determine that the             shall no longer be
represented by a Global Security and that the provisions of
Section 2.ll of the Indenture shall no longer apply to the
 . In such event the Corporation will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation, will authenticate and deliver, in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, representing such
              , in exchange for such Global Security.  Upon the
exchange of the Global Security for the             in definitive
registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such in definitive registered form issued in exchange for the Global Security pursuant to Section 2.11(c) of the Indenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.
The Trustee shall deliver such         to the persons in whose
names such             are so registered, or to the Depository
for delivery to such persons.)**


______________

 * Insert the language that is in parentheses only if a Global
   Security is not used and the issue is denominated in U.S.
   dollars.
** Insert the language that is in parentheses if a Global
   Security is used.

     On and after          ,      the           may be redeemed,
on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation as follows:

     As provided in the Indenture and subject to certain
limitations therein set forth, this           is transferable by
the registered holder hereof on the           register of the
Corporation, upon surrender of this           for registration of
transfer at the office or agency of the Corporation to be maintained by the Corporation in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or
more new           of authorized denominations and for the same
aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of
this          , the Corporation, the Trustee, any paying agent
and any           registrar may deem and treat the registered
holder hereof as the absolute owner hereof (whether or not this shall be overdue and notwithstanding any notice of ownership or
writing hereon made by anyone other than the           registrar)
for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon and for all other purposes, and neither the Corporation nor the
Trustee nor any paying agent nor any           registrar shall be
affected by any notice to the contrary. (Notwithstanding the foregoing, except as otherwise provided in Section 2.11 of the
Indenture, this             may be transferred, in whole but not
in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.)**

     No recourse shall be had for the payment of the principal of
(or premium, if any) or the interest on this          , or for
any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.









_____________

**  Insert the language that is in parentheses if a Global
Security is used.

                             ARTICLE TWO.

                             Sinking Fund.
                            (if applicable)

     SECTION 2.01.  On or before         in the year      and on
or before     in each year thereafter to and including the year
(each such
being hereinafter referred to as a "Sinking Fund Payment Date"),
while any of the            are outstanding, the Corporation
shall deposit with the Trustee, as and for a sinking fund, a
payment of $         .***

     Such payments shall be made in cash or, in lieu of making payment of all or any part thereof in cash, the Corporation at
its option may deliver to the Trustee            then outstanding
hereunder, and the amount of cash which would otherwise be required under this Section shall be reduced by the principal
amount of the            so delivered.

     The Corporation shall, at least one full business day before each Sinking Fund Payment Date, also pay to the Trustee the
accrued interest due on    to be redeemed on such Sinking Fund
Payment Date pursuant to Section 2.02 hereof.

     On or before each Sinking Fund Payment Date, the Corporation may deposit with the Trustee as and for an optional sinking fund,
an additional payment of up to $                .***

     The Corporation's obligations under this Section are subject to the provisions of Sections 2.02 and 2.03 hereof as to credits which may be taken by the Corporation thereunder.

     SECTION 2.02. Not less than forty-five (45) days prior to a Sinking Fund Payment Date (unless a later date shall be acceptable to the Trustee), the Chairman, the President or any Vice President of the Corporation shall (i) notify the Trustee as to the amount of the Sinking Fund Payment due for that year which
it will satisfy by delivery of           , (ii) deliver such
to the Trustee, (iii) notify the Trustee as to the amount of credit which it will take under Section 2.03 hereof with respect to the Sinking Fund Payment due for that year and (iv) notify the
Trustee of any            which are to be called in anticipation
of future Sinking Fund Payments. Any Sinking Fund Payments (including the interest accrued and premium, if any, on to be redeemed) received by the Trustee in cash shall be applied
by the Trustee to the redemption of            on the Sinking
Fund Payment Date at the Sinking Fund Redemption Price specified
in the form of           set forth herein, in the manner provided
in Article Three of the Indenture, subject to the following provisions of this Section.

     If all or any part of any such Sinking Fund Payment is to be made in cash as aforesaid, the Trustee shall, at least 35 days before the Sinking Fund



_____________

*** Substitute foreign currency if denominated in other than U.S.
dollars.

Payment Date,  select as  provided in Section 3.02 of the
Indenture,          and portions of            to be called for
redemption on such date sufficient to exhaust as nearly as may be the sinking fund moneys held by or payable to the Trustee under
Section 2.01 hereof by such date; but the Trustee shall not cause
any fraction of a $1,000           *** to be so called nor shall
the Trustee be obliged to make such selection or cause any
to be so called whenever it expects to have available for that purpose less than $25,000 in which case the Trustee shall retain the resulting balances and apply them with the next succeeding Sinking Fund
Payment. The Trustee, at least 35 days before the applicable Sinking Fund Redemption Date, shall give notice to the
Corporation accordingly, specifying the            and portions
of            to be redeemed, and the Corporation covenants
forthwith to give notice as provided in Section 3.02 of the Indenture, and to take any other action required so to redeem
such            on the applicable Sinking Fund Payment Date; or
the Trustee shall, at the request and at the expense and on behalf of the Corporation, give such notice and take such action.

     All            redeemed by the application of money held in
the sinking fund or delivered by the Corporation to the Trustee on account of any Sinking Fund Payment in lieu of cash shall, unless already cancelled, be forthwith cancelled by the Trustee.

     Money in the sinking fund shall be held by the Trustee subject to the provisions of Section 7.05 of the Indenture as
security for all the            unless and until particular
are selected for redemption, after which to the extent required for redemption such moneys shall be held in trust for the so selected.

     SECTION 2.03.  The Corporation may, in anticipation of its
future sinking fund obligations, call            for redemption
on         in the year      and on         in any year thereafter
at the Sinking Fund Redemption Price specified in the form of set forth herein, in the manner provided in Article Three of the Indenture, or, in lieu thereof, deliver to the Trustee before (unless a later date shall be acceptable to the Trustee) in any
such year,            then outstanding hereunder (together with
proper instruments of transfer satisfactory to the Trustee); provided, however, that the aggregate principal amount of redeemed for cash in any one year through sinking fund payments
under section 2.01 hereof shall not exceed $        ***.  There
shall be no limit to the amount of future sinking fund obligations under Section 2.01 hereof that may be satisfied with The Corporation shall thereby obtain a credit of 100% of the
principal amount of the            so redeemed or delivered,
which it may apply from time to time in any one or more years against its future sinking fund obligations hereunder.

     SECTION 2.04.  Nothing in this Article Two shall be deemed
to limit the right of the Corporation (i) to call            for
redemption at the applicable Regular Redemption Price as provided in Section 1.01 hereof or (ii) to purchase or acquire
otherwise and to use            so redeemed or so purchased or
acquired in lieu of cash in making or anticipating sinking fund payments under Sections 2.01 and 2.03 hereof.

______________

*** Substitute foreign currency if denominated in other than U.S.
dollars.

                            ARTICLE THREE.

                     Original Issue of          .

     SECTION 3.01.            in the aggregate principal amount
of
$   ,000,000 may, upon the execution of this       Supplemental
Indenture ***, or from time to time thereafter, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said to or upon the written order of the Corporation, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Corporation.

                             ARTICLE FOUR.

                          Sundry Provisions.

     SECTION 4.01.  Except as otherwise expressly provided in
this       Supplemental Indenture or in the form of           or
otherwise clearly required by the context hereof or thereof, all
terms used herein or in said form of           that are defined
in the Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 4.02.  The Indenture, as supplemented by this
Supplemental Indenture, is in all respects ratified and
confirmed, and this       Supplemental Indenture shall be deemed
part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 4.03. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 4.04.  This       Supplemental Indenture may be
simultaneously executed in several counterparts and all said counterparts, executed and delivered each as an original, shall constitute but one and the same instrument.














_______________

*** Substitute foreign currency if denominated in other than U.S.
dollars.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                        GTE CORPORATION




                                        By


                                                 Vice President
Attest:






          Secretary



                                        THE BANK OF NEW YORK,
                                           as Trustee




                                        By


                                                 Vice President
Attest:






     Assistant Secretary

STATE OF CONNECTICUT )
COUNTY OF FAIRFIELD  ) ss.:


     On the      day of      , in the year one thousand nine
hundred ninety-  , before me personally came                  to
me known, who, being by me duly sworn, did depose and say that he
resides at                        ; that he is Vice President of
GTE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                                 NOTARY PUBLIC
                                   My Commission Expires




STATE OF NEW YORK   )
COUNTY OF NEW YORK  ) ss.:


      On the      day of      , in the year one thousand nine
hundred
ninety-_____, before me personally came                  to me
known, who, being by me duly sworn, did depose and say that he
resides at _______________; that he is             of THE BANK OF
NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.





                                                 NOTARY PUBLIC
                                    My Commission Expires











                                 -12-
P:S-3:128